THE WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT (THE "SECURITIES") HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT") OR UNDER ANY STATE SECURITIES OR BLUE SKY LAWS ("BLUE SKY LAWS"). NO TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THIS WARRANT OR THE SECURITIES OR ANY INTEREST THEREIN MAY BE MADE EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND ANY APPLICABLE BLUE SKY LAWS OR (B) IF THE COMPANY HAS BEEN FURNISHED WITH BOTH AN OPINION OF COUNSEL FOR THE HOLDER, WHICH OPINION AND COUNSEL SHALL BE REASONABLY SATISFACTORY TO THE COMPANY, TO THE EFFECT THAT NO REGISTRATION IS REQUIRED BECAUSE OF THE AVAILABILITY OF AN EXEMPTION FROM
REGISTRATION UNDER THE SECURITIES ACT AND APPLICABLE BLUE SKY LAWS, AND ASSURANCES THAT THE TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION WILL BE MADE ONLY IN COMPLIANCE WITH THE CONDITIONS OF ANY SUCH REGISTRATION OR EXEMPTION.

                   WARRANT TO PURCHASE SHARES OF COMMON STOCK
                      OF WITS BASIN PRECIOUS MINERALS INC.

WARRANT NO. 2004-XXXX                                     Minneapolis, Minnesota
                                                               December XX, 2004

      This certifies that, for value received, [Name], or [its/his] successors or assigns (the "Holder") is entitled to purchase from Wits Basin Precious Minerals Inc. (the "Company") Xxx Hundred (XXX) fully paid and nonassessable shares (the "Shares") of the Company's Common Stock, $0.01 par value (the "Common Stock"), at an exercise price of $0.25 per share (the "Exercise Price"), subject to adjustment as herein provided. This Warrant may be exercised by Holder at any time after the date hereof; provided, however, that, Holder shall in no event have the right to exercise this Warrant or any portion thereof after December 31, 2006, at which time all of Holder's rights hereunder shall expire.

      This Warrant is subject to the following provisions, terms and conditions:

      1. Exercise of Warrant. The rights represented by this Warrant may be exercised by the Holder, in whole or in part (but not as to a fractional share of Common Stock), by the surrender of this Warrant (properly endorsed, if required, at the Company's principal office in Minneapolis, Minnesota, or such other office or agency of the Company as the Company may designate by notice in writing to the Holder at the address of such Holder appearing on the books of the Company at any time within the period above named), and upon payment to it by certified check, bank draft or cash of the purchase price for such Shares. The Company agrees that the Shares so purchased shall have and are deemed to be issued to the Holder as the record owner of such Shares as of the close of business on the date on which this Warrant shall have been surrendered and payment made for such Shares as aforesaid. Certificates for the Shares of Common Stock so purchased shall be delivered to the Holder within a reasonable time, not exceeding ten (10) days, after the rights represented by this Warrant shall have been so exercised, and, unless this Warrant has expired, a new Warrant representing the number of Shares, if any, with respect to which this Warrant shall not then have been exercised shall also be delivered to the Holder within such time. The Company may require that any such new Warrant or any certificate for Shares purchased upon the exercise hereof bear a legend substantially similar to that which is contained on the face of this Warrant.

      2. Transferability of this Warrant. This Warrant is issued upon the following terms, to which Holder consents and agrees:

            (a) Until this Warrant is transferred on the books of the Company, the Company will treat the Holder of this Warrant registered as such on the books of the Company as the absolute owner hereof for all purposes without being affected by any notice to the contrary.

            (b) This Warrant may not be exercised, and this Warrant and the Shares underlying this Warrant shall not be transferable, except in compliance with all applicable state and federal securities laws, regulations and orders, and with all other applicable laws, regulations and orders.

            (c) The Warrant may not be transferred, and the Shares underlying this Warrant may not be transferred, without the Holder obtaining an opinion of counsel satisfactory in form and substance to the Company's counsel stating that the proposed transaction will not result in a prohibited transaction under the Securities Act of 1933, as amended ("Securities Act"), and applicable Blue Sky laws. By accepting this Warrant, the Holder agrees to act in accordance with any conditions reasonably imposed on such transfer by such opinion of counsel.

            (d) Neither this issuance of this Warrant nor the issuance of the Shares underlying this Warrant have been registered under the Securities Act.

      3. Certain Covenants of the Company. The Company covenants and agrees that all Shares which may be issued upon the exercise of the rights represented by this Warrant, upon issuance and full payment for the Shares so purchased, will be duly authorized and issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue hereof, except those that may be created by or imposed upon the Holder or its property, and without limiting the generality of the foregoing, the Company covenants and agrees that it will from time to time take all such actions as may be requisite to assure that the par value per share of the Common Stock is at all times equal to or less than the effective purchase price per share of the Common Stock issuable pursuant to this Warrant. The Company further covenants and agrees that during the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized and reserved free of preemptive or other rights for the exclusive purpose of issue upon exercise of the purchase rights evidenced by this Warrant, a sufficient number of shares of its Common Stock to provide for the exercise of the rights represented by this Warrant.

      4. Adjustment of Exercise Price and Number of Shares. The Exercise Price and number of Shares are subject to the following adjustments:

            (a) Adjustment of Exercise Price for Non-compliance with Registration of Shares purchased or purchasable by the Holder upon the exercise of the Warrant. In the event that the registration statement of the Company referred to in Section 6 hereof, has not become effective within 60 days of the final closing pursuant to which this Warrant and similar warrants were issued, the Warrant Exercise Price will be adjusted from $0.25 per share to $0.10 per share.


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


            (b) Adjustment of Exercise Price for Stock Dividend, Stock Split or Stock Combination. In the event that (i) any dividends on any class of stock of the Company payable in Common Stock or securities convertible into or exercisable for Common Stock ("Common Stock Equivalents") shall be paid by the Company, (ii) the Company shall subdivide its then outstanding shares of Common Stock into a greater number of shares, or (iii) the Company shall combine its outstanding shares of Common Stock, by reclassification or otherwise, then, in any such event, the Exercise Price in effect immediately prior to such event shall (until adjusted again pursuant hereto) be adjusted immediately after such event to a price (calculated to the nearest full cent) determined by dividing
(a) the number of shares of Common Stock outstanding immediately prior to such event, multiplied by the then existing Exercise Price, by (b) the total number of shares of Common Stock outstanding immediately after such event, and the resulting quotient shall be the adjusted Exercise Price per share. No adjustment of the Exercise Price shall be made if the amount of such adjustment shall be less than $0.05 per share, but in such case any adjustment that would otherwise be required then to be made shall be carried forward and shall be made at the time and together with the next subsequent adjustment which, together with any adjustment or adjustments so carried forward, shall amount to not less than $0.05 per share.

            (c) Adjustment of Number of Shares Purchasable on Exercise of Warrants. Upon each adjustment of the Exercise Price pursuant to Section 4(b) hereof, the Holder shall thereafter (until another such adjustment) be entitled to purchase at the adjusted Exercise Price the number of shares, calculated to the nearest full share, obtained by multiplying the number of shares specified in such Warrant (as adjusted as a result of all adjustments in the Exercise Price in effect prior to such adjustment) by the Exercise Price in effect prior to such adjustment and dividing the product so obtained by the adjusted Exercise Price.

            (d) Notice as to  Adjustment.  Upon any  adjustment  of the Exercise
Price (pursuant to Section 4(b) hereof) and any increase or decrease in the number of shares of Common Stock (pursuant to Section 4(c) hereof) purchasable upon the exercise of the Warrant, then, and in each such case, the Company within thirty (30) days thereafter shall give written notice thereof, by first class mail, postage prepaid, addressed to each Holder as shown on the books of the Company, which notice shall state the adjusted Exercise Price and the increased or decreased number of shares purchasable upon the exercise of the Warrants, and shall set forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

            (e) Effect of Reorganization, Reclassification, Merger, etc. If at any time while this Warrant is outstanding there should be (i) any capital reorganization of the capital stock of the Company (other than the issuance of any shares of Common Stock in subdivision of outstanding shares of Common Stock by reclassification or otherwise and other than a combination of shares provided for in Section 4(b) hereof), (ii) any consolidation or merger of the Company with another corporation, or any sale, conveyance, lease or other transfer by the Company of all or substantially all of its property to any other corporation, which is effected in such a manner that the holders of Common Stock shall be entitled to receive cash, stock, securities, or assets with respect to or in exchange for Common Stock, or (iii) any dividend or any other distribution upon any class of stock of the Company payable in stock of the Company of a different class, other securities of the Company, or other property of the Company (other than cash), then, as a part of such transaction, lawful provision shall be made so that Holder shall have the right thereafter to receive, upon the exercise hereof, the number of shares of stock or other securities or property of the Company, or of the successor corporation resulting from such consolidation or merger, or of the corporation to which the property of the Company has been sold, conveyed, leased or otherwise transferred, as the case may be, which the Holder would have been entitled to receive upon such capital reorganization, reclassification of capital stock, consolidation, merger, sale, conveyance, lease or other transfer, if this Warrant had been exercised immediately prior to such capital reorganization, reclassification of capital stock, consolidation, merger, sale, conveyance, lease or other transfer. In any such case, appropriate adjustments (as determined by the Board of Directors of the Company) shall be made in the application of the provisions set forth in this Warrant (including the adjustment of the Exercise Price and the number of Shares issuable upon the exercise of the Warrant) to the end that the provisions set forth herein shall thereafter be applicable, as near as reasonably may be, in relation to any shares or other property thereafter deliverable upon the exercise of the Warrant as if the Warrant had been exercised immediately prior to such capital reorganization, reclassification of capital stock, such consolidation, merger, sale, conveyance, lease or other transfer and the Holder had carried out the terms of the exchange as provided for by such capital reorganization, consolidation or merger. The Company shall not effect any such capital reorganization, consolidation, merger or transfer unless, upon or prior to the consummation thereof, the successor corporation or the corporation to which the property of the Company has been sold, conveyed, leased or otherwise transferred shall assume by written instrument the obligation to deliver to the Holder such shares of stock, securities, cash or property as in accordance with the foregoing provisions such Holder shall be entitled to purchase.

      5. No Rights as Shareholder. This Warrant shall not entitle the Holder as such to any voting rights or other rights as a shareholder of the Company.

      6. Registration Rights. The Company agrees to file a "resale" registration statement (the "Registration Statement") with the United States Securities and Exchange Commission (the "Commission") on an appropriate form and to include therein the Shares purchased or purchasable by the Holder upon the exercise of the Warrant and to use its best efforts to cause the Registration Statement to become effective within sixty (60) days from the date of this Warrant. The Company shall bear all expenses and fees incurred in connection with the preparation, filing, and amendment of the Registration Statement with the Commission, except that the Holder shall pay all fees, disbursements and expenses of any counsel or expert retained by the Holder and all underwriting discounts and commissions, filing fees and any transfer or other taxes relating to the Shares included in the Registration Statement. The Holder of this Warrant agrees to cooperate with the Company in the preparation and filing of any Registration Statement, and in the furnishing of information concerning the Holder for inclusion therein, or in any efforts by the Company to establish that the proposed sale is exempt under the Securities Act as to any proposed distribution. The Holder understands that if the Company has not received such information requested by the Company in the Registration Notice within 20 days after Holder's receipt thereof, the Company shall have no obligation to include any of Holder's Shares in the Registration Statement.

      7. Governing Law. This Warrant shall be governed by and construed in accordance with the laws of the State of Minnesota.

      8. Amendments and Waivers. The provisions of this Warrant may not be amended, modified or supplemented, and waiver or consents to departures from the provisions hereof may not be given, unless the Company agrees in writing and has obtained the written consent of the Holder.

      9. Redemption. This Warrant may be redeemed in whole at the option of the Company for $0.01 per share at any time following the later of (i) the average of the high and low trading prices is equal to or greater than $0.75 for at least 10 consecutive trading days during the term of this Warrant, and (ii) the Registration Statement has been declared effective by the Commission. The Company shall give the Holder at least ten (10) days' prior written notice of its intent to redeem this Warrant, at the address of the Holder as last recorded on the Company's records, which notice shall state the record date fixed for the redemption and the place designated for the surrender of this Warrant. Following any such redemption, this Warrant, unless previously exercised, shall be null and void.

      10. Notices. All notices or communications hereunder, except as herein otherwise specifically provided, shall be in writing and if sent to the Holder shall be mailed, delivered, or facsimile transmission and confirmed to the Holder at his or her address set forth on the records of the Company; or if sent to the Company shall be mailed, delivered, or facsimile transmission and confirmed to Wits Basin Precious Minerals Inc., 80 South 8th Street, Suite 900, Minneapolis, Minnesota 55402, facsimile number (612) 395-5276, or to such other address as the Company or the Holder shall notify the other as provided in this Section.

      IN WITNESS WHEREOF, Wits Basin Precious Minerals Inc., has caused this Warrant to be signed by its duly authorized officer on the date set forth above.

                                               WITS BASIN PRECIOUS MINERALS INC.


                                               By:______________________________
                                                  Mark D. Dacko
                                                  Chief Financial Officer




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